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                                                                   EXHIBIT 10.35

                    FORM OF RIGHT OF FIRST REFUSAL AGREEMENT


         This Right of First Refusal Agreement (this "AGREEMENT") is dated as of
November         , 2004 by and among NINETOWNS DIGITAL WORLD TRADE HOLDINGS
LIMITED, a company organized and existing under the laws of the Cayman Islands (the "COMPANY"), NINETOWNS IMPORT & EXPORT E-COMMERCE CO., LTD. ("IMPORT & EXPORT"), a limited liability company organized under the laws of the People's Republic of China (the "PRC"), SHUANG WANG ("MR. WANG") and MIN DONG ("MS. DONG").

         WHEREAS, Mr. Wang is currently the Chief Executive Officer and a member of the board of directors of the Company and Ms. Dong is currently the Senior Vice President, Legal Affairs, Administration and Human Resources of the Company;

         WHEREAS, Mr. Wang and Ms. Dong collectively own all of the outstanding capital stock of Import & Export;

         WHEREAS, Import & Export owns a 49% equity interest in Beijing iTowNet Cyber Technology Ltd. ("ITOWNET"), a limited liability company organized under the laws of the PRC, and Mr. Wang serves as a non-executive director of iTowNet;

         WHEREAS, the State Administration for Quality Supervision and Inspection and Quarantine of the PRC ("PRC INSPECTIONS ADMINISTRATION") beneficially owns the other 51% equity interest of iTowNet;

         WHEREAS, under current PRC law, the 49% equity interest of iTowNet owned by Import & Export cannot be transferred to a non-PRC entity, and the PRC Inspections Administration has directed that the 49% equity interest of iTowNet be owned by Import & Export; and

         WHEREAS, pursuant to Article 35 of the Company Law of the PRC, the PRC Inspections Administration has the right to purchase Import & Export's 49% equity interest in iTowNet prior to such interest being offered to any other party for purchase (the "PRCIA RIGHT").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1.        RIGHT OF FIRST REFUSAL.

                  (a) PRC INSPECTIONS ADMINISTRATION. The parties hereto acknowledge that pursuant to the PRCIA Right, Import & Export is required to offer its 49% equity interest in iTowNet to the PRC Inspections Administration for purchase before it is offered to any other party.

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                  (b)      THE COMPANY. Each of Mr. Wang and Ms. Dong hereby
agrees that if, at any time while the Company is required to file reports with the United States Securities and Exchange Commission, Import & Export is permitted by the PRC Inspections Administration and under PRC law to sell the 49% equity interest of iTowNet to the Company, then they will promptly give written notice thereof to the Company and upon the written request of the Company, Mr. Wang and Ms. Dong shall, subject to the PRCIA Right, within 30 days of being informed of such change in policy and law, cause Import & Export to take the necessary steps to effect the sale of such 49% interest to the Company for US$25 million (the "BASE PRICE"), plus interest on such amount calculated at a rate of 5% per annum from and after August 23, 2001, compounded annually on each anniversary of August 23, 2001 (the Base Price and any interest payable pursuant to this sentence shall be referred to herein collectively has the "COMPOUNDED BASE PRICE").

                           The Compounded Base Price shall be reduced by
deducting any dividend or distribution that Import & Export received or receives from iTowNet as a result of Import & Export's ownership of iTowNet's 49% equity interest (an "ITOWNET DISTRIBUTION"); any such deduction shall occur as of the date Import & Export received or receives the relevant iTowNet Distribution, and such deduction shall be given effect prior to any calculation of interest on the Base Price or the Compounded Base Price, as the case may be, which would occur after the date of the relevant iTowNet Distribution.

                           The purchase price for the 49% equity interest may be
paid by the Company in cash, ordinary shares or American Depositary Shares, or a combination of cash, ordinary shares and American Depositary Shares.

                           Mr. Wang, Ms. Dong and Import & Export shall use
commercially reasonable efforts to cause the completion of the sale of such 49% equity interest of iTowNet to occur as soon as reasonably practicable after receipt of the written request from the Company.

         SECTION 2.        REPRESENTATIONS AND WARRANTIES

                           (a)      Import & Export hereby represents and
warrants to the Company that it has not received any payments, dividends or other distributions at any time from iTowNet as a result of its ownership of iTowNet's 49% equity interest.

                           (b)      Each of Mr. Wang and Ms. Dong hereby
represents and warrants to the Company that (i) he or she has not received any payments, dividends or other distributions at any time from iTowNet or from Import & Export as a result of Import & Export's ownership of iTowNet's 49% equity interest; and (ii) neither Mr. Wang nor Ms. Dong exercises any control, including without limitation, management control, over the affairs of iTowNet. For the avoidance of doubt, the payments, dividends and other distributions described in (i) above do not include any nominal consideration received by Mr. Wang as a result of his service as a director of iTowNet.

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                           (c)      Mr. Wang hereby represents and warrants that
he is a non-executive director of iTowNet.

         SECTION 3.        MISCELLANEOUS

                           (A)      NOTICES. All notices, requests, demands and
other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by electronic mail, sent by facsimile transmission or sent by an internationally recognized overnight courier. Any such notice shall be deemed to have been given (i) when received, if delivered in-person, sent by electronic mail or sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or (ii) three (3) business days following the mailing thereof, if sent by an internationally recognized overnight courier, to such address or addresses as a party may have advised the other in the manner provided in this Section 3(a).

                           (B)      NO WAIVERS; AMENDMENTS. No provision of this
Agreement may be waived or amended except in a written instrument signed by the parties hereto. No failure by any party to exercise, and no delay on its part in exercising any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against the other.

                           (C)      CHOICE OF LAW.  This Agreement shall be
governed by the laws of the State of New York, without application of any conflict of law principles.

                           (D)      SUCCESSORS AND ASSIGNS. The terms and
conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties. No person or entity other than the parties hereto is intended to be a beneficiary of this Agreement.

                           (E)      SEVERABILITY. If one or more provisions of
this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                           (F)      FURTHER ASSURANCES.  From and after the
date of this Agreement, upon the request of any party hereto, the parties hereto shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                           (G)      ENTIRE AGREEMENT. This Agreement constitutes
the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to such subject matter.

                           (H)      FACSIMILE SIGNATURES. For purposes of this
Agreement, each party hereto agrees that a facsimile copy of the signature of the person executing this Agreement on either party's behalf shall be effective as an original signature and shall cause the facsimile copy

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of this Agreement upon which such facsimile copy of that signature appears to be legally binding and effective as an execution counterpart hereof.

                           (I)      COUNTERPARTS. This Agreement may be
executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereunder have executed this Agreement as of the date first written above.



                                             NINETOWNS DIGITAL WORLD TRADE
                                             HOLDINGS LIMITED, a Cayman Islands
                                             company

                                             By:
                                                --------------------------------
                                             Name:  Tommy Fork
                                             Title: Chief Executive Officer



                                             NINETOWNS IMPORT & EXPORT
                                             E-COMMERCE CO., LTD., a PRC limited
                                             liability company

                                             By:
                                                --------------------------------
                                             Name:  Shuang Wang
                                             Title: Chairman



                                             -----------------------------------
                                             Shuang Wang



                                             -----------------------------------
                                             Min Dong